UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

May 31, 2013
Date of Report (Date of earliest event reported)

ECOLOGY AND ENVIRONMENT, INC.
(Exact name of registrant as specified in its charter)

Commission File Number 1-9065

New York	16-0971022
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

368 Pleasant View Drive
Lancaster, New York	14086
(Address of principal executive offices)	(Zip code)

(716) 684-8060
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04                          Temporary Suspension of Trading under Registrant's Employee Benefit Plans

On May 31, 2013 Ecology and Environment, Inc. ("E&E") sent a notice to its directors and executive officers regarding the beginning of a blackout period that was being imposed on the Ecology and Environment, Inc. 401(k) Plan (the "401(k) Plan") pursuant to which Participants will be unable to direct or diversify investments, including E&E Common Stock held in a self-directed brokerage account or shares in the Ecology and Environment Unitized Stock Fund (the "401(k) Plan Blackout Period").  In accordance with the Securities and Exchange Commission's Regulation BTR, the 401(k) Blackout Period commences June 21, 2013 and ends during the week of July 14, 2013.  During the 401(k) Plan Blackout Period, Participants in the 401(k) Plan will not be able to purchase or otherwise acquire interests in the Company's Common Stock or make changes in investment elections or deferral percentages in the 401(k) Plan that would result in any purchase or other acquisition of the E&E Common Stock.  During the 401(k) Plan Blackout Period, all directors and executive officers of the Company will be prohibited from, directly or indirectly, purchasing, selling or otherwise acquiring or transferring E&E Common Stock acquired in connection with employment or service as a director or executive officer of the Company.

A copy of the notice is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01                          Financial Statements and Exhibits

(d)          Exhibits

No.                    Description
99.1                          Notice to directors and executive officers dated May 31, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	May 31, 2013	ECOLOGY AND ENVIRONMENT, INC. /s/ H. John Mye III
Vice President – Chief Financial Officer

Ecology and Environment, Inc.
Current Report on Form 8-K dated May 31, 2013

EXHIBIT INDEX

Exhibit No.	Description
99.1	Notice to directors and executive officers

Dated:                May 31, 2013